Exhibit 99.1

November 16, 2006	Contact: Michael G. Long
Chief Financial Officer
(713) 654-8960

EDGE PETROLEUM ANNOUNCES STRATEGIC PROPERTY ACQUISITION

HOUSTON - EDGE PETROLEUM CORPORATION (NASDAQ: EPEX) announced today that it has entered into an agreement with a private company to acquire certain oil and gas properties located in 13 counties in southeast and south Texas.  In total, the acquired properties consist of approximately 143 gross producing wells (72 net) and an ownership interest in approximately 17,000 gross and 11,000 net developed acres and 56,000 gross and 16,000 net undeveloped acres of leasehold, all as of November 1, 2006. The wells have an estimated net current daily production rate of approximately 31 MMcfe, which is about 86% natural gas.  Edge will be the operator of about 97% of the total production.  In addition to the property acquisition and related acreage, Edge will acquire from the Seller certain gathering facilities and ownership to approximately 13 miles of natural gas pipelines and related infrastructure serving the producing assets in southeast Texas.  The pipeline system transports what will, after closing, be Edge gas as well as third party gas.  Edge has also entered into an exploration venture agreement with the Seller whereby Edge will acquire 25% of the Seller’s option and leasehold rights and agree to jointly pursue future oil and gas drilling opportunities in an approximate 95 square mile 3-D area with approximately 30,000 gross acres of leases and options located in Hidalgo County in south Texas. Edge further anticipates entering into agreements with the same Seller giving Edge exploration venture rights to participate in two additional exploratory plays generated by the Seller, significant portions of which are already at an advanced stage of development.  Edge’s working interest in these two ventures will vary between 12.5% and 25%.  These two plays cover over 280 square miles of newly acquired and planned 3-D seismic data and over 115,000 gross acres under lease and option.

The effective date of the planned transaction is January 1, 2007 and the anticipated closing date is expected to be on or before the end of January 2007.  Edge’s internal reserve assessment as of the first of November is approximately 105 Bcfe of proved reserves which includes about 35 Bcfe of proved developed producing, 30 Bcfe of proved developed non-producing and 40 Bcfe of proved undeveloped reserves.  Edge’s due diligence, to date, indicates at least another 45 to 50 Bcfe of additional resource potential may exist on the undeveloped leaseholds that are being acquired.  Edge has committed to pay $320 million in cash for the producing assets, related developed and undeveloped acreage, pipeline and the Hidalgo County joint venture. The purchase price will be subject to adjustment for the results of operations from the effective date to the closing date and for other purchase price adjustments. Edge expects to allocate approximately $24 million of the $320 million purchase price to its unevaluated property cost pool and about $7 million to the pipeline and related assets, resulting in an estimated purchase price for total proved reserves of approximately $2.75 per Mcfe.

John W. Elias, Edge’s Chairman, President and CEO, commented on the transaction saying, “We are very pleased with the strategic fit of the asset base being acquired and are tremendously excited about the potential this acquisition presents for Edge.  Based upon our internal forecasts and current market conditions we believe this acquisition provides accretive growth both financially and operationally and also believe there is significant remaining potential on the known asset base, the undeveloped leasehold and the exploratory prospects that are part of this transaction.  These properties have an expected reserve to production ratio in excess of 9 years, lengthening our corporate R/P ratio, while providing a significant increase to our portfolio of future prospects. We have received and accepted a debt financing commitment to underwrite the entire purchase price from a financial institution. However, it is our plan to fund this transaction with a combination of debt and the issuance of new common equity such that upon closing, our capital structure will leave us with considerable financial flexibility and financial metrics that are accretive to our shareholders.”

The acquisition is subject to usual and customary closing conditions including preferential purchase rights and consents to assign and is expected to close early in 2007. Edge will host a conference call at 10:00 AM CST on Friday, November 17, 2006 to discuss this transaction.

Edge will discuss this property acquisition with any interested parties during its conference call on November 17, 2006 at 10:00 a.m. Central.  Interested parties may participate by dialing 888-562-3356 (ID#: 8132704).  The call will also be webcast and can be accessed by logging onto the web at http://www.videonewswire.com/event.asp?id=36747.  If you are unable to participate during the live webcast or conference call, the call will be available at www.edgepet.com in the Investor Relations page of the site or by digital replay by dialing 877-519-4471 (ID #8132704).

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States.  Edge common stock is listed on the NASDAQ Global Select Market under the symbol “EPEX.”

Statements regarding the consummation of the transaction, any benefits, effects or terms thereof, future development and exploration opportunities, additional drilling locations, amount allocated to unevaluated property, other agreements with the seller, issues regarding possible exploration venture rights, operator status, expected working interest, financing plans, issuance of stock, price per reserves, adding to property base, estimated reserves, reserve-to-production ratio, future capital structure and effects thereof, accretive transaction, timing of transaction or financing, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, many of which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include, but are not limited to, costs and difficulties related to the evaluation and integration of acquired businesses and assets, costs, delays and other difficulties related to the transaction, risks that financing commitments will not be obtained, conditions to financing will not be met or that financial institutions will otherwise not extend credit, results of adjustments and other pre-closing matters, failure to satisfy closing conditions to the transaction, market conditions for sale of equity, actions by seller in the transaction, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, increased costs and delays attributable to oilfield services and equipment, and the ability of the company to meet its business and financial goals and other factors included in Risk Factors and elsewhere in Edge’s most recent 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Additional information regarding the transaction can be found in Edge’s Current Reports on Form 8-K relating to the transaction expected to be filed within four business days following this press release.

Cautionary Note to Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this document, such as resource potential that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. These terms include reserves with substantially less certainty, and no discount or other adjustment is included in the presentation of such reserve numbers. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, File No. 0-22149, available from us at 1301 Travis, Suite 2000, Houston, Texas 77002. You can also obtain this form from the SEC by calling 1-800-SEC-0330.